Exhibit 99.1

CHARLOTTE RUSSE REPORTS FISCAL 2009 FIRST QUARTER RESULTS

SAN DIEGO, January 21, 2009—Charlotte Russe Holding, Inc. (Nasdaq: CHIC) today announced financial results for the first quarter ended December 27, 2008.

First quarter fiscal 2009 net sales increased 1.0% to $240.7 million, compared to $238.2 million in the first quarter of fiscal 2008. Comparable store sales for the period decreased 9.1%. Diluted loss per share for the 2009 first quarter was $0.14 compared to diluted earnings per share of $0.56 for the same period in 2008. For the first quarter of fiscal 2009, the Company recorded cash and non-cash charges of $2.2 million for expenses related to the recent management transition. Diluted loss per share, excluding the aforementioned expenses, was $0.07. The Company opened eight new stores during the period.

At December 27, 2008, the Company had $55 million in cash and no long-term debt. Cash flow from operations in the first quarter totaled $13.8 million.

	First Quarter Ended
(in thousands, except per share data)	December 27, 2008	December 29, 2007
Net sales	$240,682	$238,219
GAAP net (loss) income	$(2,911)	$13,994
GAAP net (loss) income per share:
Basic	$(0.14)	$0.56
Diluted	$(0.14)	$0.56
Non-GAAP net (loss) income (1)	$(1,536)	$13,994
Non-GAAP net (loss) income per share:
Basic	$(0.07)	$0.56
Diluted	$(0.07)	$0.56

(1)	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Commenting on the results, John Goodman, Chief Executive Officer, stated, “Our first quarter financial performance principally reflects the extremely poor economic environment that affected almost all retailers over the Christmas holiday period. As has been widely reported, the retail environment deteriorated sharply from November into December. Given the environment and our work to enhance productivity, we determined to take substantial inventory markdowns so that inventories would be at appropriate levels going into the second quarter. At quarter-end, comp store inventories were down 12.6%.”

Goodman continued, “We’re operating conservatively in this uncertain environment by protecting our strong cash position, reducing inventory levels, carefully managing expenses and lowering capital expenditures. At the same time, our new leadership team is implementing a number of strategies that are expected to drive improvement in the business, which should be most apparent by this Fall. Major areas of focus include brand positioning, merchandise assortments, inventory optimization, real estate strategy and capital utilization.”

Outlook

Management expects sales trends to remain soft during the second quarter of fiscal 2009, reflecting the macro environment, the Easter shift and the seasonality of the Company’s business model. Comparable store sales are expected to be in the negative mid- to high-single digits, and net loss per diluted share is expected to be in the range of $0.10 to $0.20, exclusive of transition costs. Management believes the strategic and operating initiatives being implemented by the new leadership team will have a positive impact on the business in the second half of fiscal 2009. The Company has reduced its new store opening and capital expenditure plans to 20 locations and $30 million, respectively, in fiscal 2009.

Review of Strategic Alternatives

The Company announced today in a separate press release that its Board of Directors is engaged in a review of strategic alternatives, including a possible sale of the Company, to maximize value for shareholders. The Company has received potential expressions of interest from third parties. No timetable has been set for completion of the review and there can be no assurance that any transaction will result. The Company does not plan to comment further until the review is complete.

Conference Call Information

A conference call to discuss 2009 first quarter results is scheduled for Wednesday, January 21, 2009, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To access the call, please dial (888) 841-5034 approximately ten minutes prior to the start of the call. The conference call will also be webcast live and archived at www.charlotterusse.com. A telephone replay of this call will be available until January 28, 2009, and can be accessed by dialing (800) 642-1687 and entering code 79906151.

About Charlotte Russe

Charlotte Russe Holding, Inc. is a mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties. As of December 27, 2008, the Company operated 495 stores in 45 states and Puerto Rico. For more information about the Company, please visit http://www.charlotterusse.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, projections of our future results of operations or of our financial condition, our anticipated management and growth strategies (including our new strategic plan) and new store openings. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Company will not achieve anticipated financial results or comparable store sales increases, the Company will not be able to execute its new strategic plan as intended, the Company will not open new Charlotte Russe stores or remodel existing stores in the numbers or on the schedule anticipated, general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the Company’s business, is set forth in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

CHARLOTTE RUSSE HOLDING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in 000’s, except per share data)

(unaudited)

	First Quarter Ended
	December 27, 2008	December 29, 2007
Net sales	$240,682	$238,219
Cost of goods sold	190,629	171,033

Gross profit	50,053	67,186
Selling, general & administrative expenses	54,928	45,048

Operating (loss) income	(4,875)	22,138
Interest income, net	157	954

(Loss) income before income taxes	(4,718)	23,092
Income tax (benefit) expense	(1,807)	9,098

Net (loss) income	$(2,911)	$13,994

(Loss) income per share—basic	$(0.14)	$0.56

(Loss) income per share—diluted	$(0.14)	$0.56

Basic weighted average shares outstanding	20,891	24,887
Diluted weighted average shares outstanding	20,891	25,015

CHARLOTTE RUSSE HOLDING, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in 000’s, except per share data)

	First Quarter Ended
	December 27, 2008			December 29, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)
Net sales	$240,682	$—	$240,682	$238,219
Cost of goods sold	190,629	—	190,629	171,033

Gross profit	50,053	—	50,053	67,186
Selling, general & administrative expenses	54,928	(2,229)	52,699	45,048

Operating (loss) income	(4,875)	2,229	(2,646)	22,138
Interest income, net	157	—	157	954

(Loss) income before income taxes	(4,718)	2,229	(2,489)	23,092
Income tax (benefit) expense	(1,807)	854	(953)	9,098

Net (loss) income	$(2,911)	$1,375	$(1, 536)	$13,994

(Loss) income per share—basic	$(0.14)		$(0.07)	$0.56

(Loss) income per share—diluted	$(0.14)		$(0.07)	$0.56

Basic weighted average shares outstanding	20,891		20,891	24,887
Diluted weighted average shares outstanding	20,891		20,891	25,015

(1)	Adjustments include $2.2 million of expenses associated with recruitment fees for the replacement of three executive officers who resigned in the fourth quarter of fiscal 2008, severance payments to our former interim CEO and CFO, and certain other transition costs directly associated with these events. An adjustment has also been reflected for the related tax impact.
(2)	This earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company believes presenting its 2009 results excluding costs associated with the unsolicited acquisition proposal and transition costs, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates the comparability of the Company’s results from period to period and provides a basis for comparing current results against future results by eliminating amounts that it believes are not comparable between periods. The Company will use its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

CHARLOTTE RUSSE HOLDING, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in 000’s)

(unaudited)

	December 27, 2008	December 29, 2007
ASSETS
Cash and cash equivalents	$54,905	$114,703
Inventories	46,519	46,621
Prepaid rent expense	—	11,477
Other current assets	11,510	8,378
Deferred tax assets	7,479	6,380

Total current assets	120,413	187,559
Fixed assets, net	217,530	211,934
Goodwill	28,790	28,790
Other assets	1,368	1,063
Deferred taxes	3,702	1,340

Total assets	$371,803	$430,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$29,686	$28,909
Accounts payable, other	5,856	4,967
Accrued payroll and related expense	5,939	5,371
Sales taxes payable	4,159	11,601
Other current liabilities	15,876	12,850

Total current liabilities	61,516	63,698
Deferred rent	117,365	104,698
Other liabilities	2,099	762

Total liabilities	180,980	169,158
Total stockholders’ equity	190,823	261,528

Total liabilities and stockholders’ equity	$371,803	$430,686

CONTACT:

Investors:

Christine Greany

The Consumer Group, LLC

+1-858-523-1732

Media:

Stephanie Pillersdorf / Kara Findlay

Sard Verbinnen & Co

+1-212-687-8080

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